SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K
                              ---------------------


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Commission File No.: 000-050469



                          Date of Report: April 7, 2004





                              VERIDIUM CORPORATION
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                                     59-3764931
-------------------------------------------------------------------------------
(State of other jurisdiction of                                (IRS Employer
incorporation or organization                               Identification No.)


1 JASPER  STREET, PATERSON, NEW JERSEY                            07522
-------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)


                                 (973) 942-7700
-------------------------------------------------------------------------------
               (Registrant's telephone number including area code)

Item 5            Other Events

On April 7, 2004, the Company announced its closing of a $2.5 million revolving fixed price convertible financing arrangement with Laurus Master Fund, Ltd. Structured like a standard receivables-based line of credit, this facility carries interest at prime plus 5%, subject to a floor of 9%, and a term of three years. The Company may convert debt into equity at a price equal to 110% of the fixed conversion price of $0.43 per share. The Company issued Laurus seven-year detachable warrants to purchase shares of the Company's common stock as follows:
450,000 at 115% of the fixed conversion price, 400,000 at 125% of the fixed conversion price and 250,000 at 135% of the fixed conversion price. Additional information in regard to this and the Company's other recent financings will be available in the Company's Annual Report for the year ended 2003 on Form 10KSB, which will be filed on or before April 14, 2004. A copy of the press release is attached as Exhibit 99.1.



Item 7            Financial Statements and Exhibits

The following exhibit is filed herewith:

                  Exhibit 99.1      Press Release Dated April 7, 2004.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Veridium Corporation



               /S/      KEVIN E. KREISLER
               --------------------------
By:                     KEVIN E. KREISLER
                        Chairman and Chief Executive Officer
Date:                   April 7, 2004

                                  EXHIBIT INDEX


EXHIBIT                    DESCRIPTION



Exhibit  99.1                       Press Release Dated April 7, 2004.